     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 2006.

                                             FILE NO. 333-

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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, DC  20549

                                 ------------

                                   FORM S-3

                            REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                                 ------------

                        HARTFORD LIFE INSURANCE COMPANY

            (Exact name of registrant as specified in its charter)

                                  CONNECTICUT

        (State or other jurisdiction of incorporation or organization)

                                  06-094148

                    (I.R.S. Employer Identification Number)

                                P.O. BOX 2999

                       HARTFORD, CONNECTICUT 06104-2999

                    (Address of Principal Executive Office)

                            CHRISTOPHER M. GRINNELL
                       HARTFORD LIFE INSURANCE COMPANY

                                P.O. BOX 2999

                       HARTFORD, CONNECTICUT 06104-2999

                                (860) 843-5445

              (Name, address, including zip code, and telephone
             number, including area code, of agent for service)

                                 ------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THE DATE OF THIS REGISTRATION STATEMENT.

                                 ------------

    If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: /X/

    If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

       TITLE OF EACH                                    PROPOSED             PROPOSED
         CLASS OF                                       MAXIMUM              MAXIMUM
     SECURITIES TO BE            AMOUNT TO BE        OFFERING PRICE         AGGREGATE            AMOUNT OF
        REGISTERED                REGISTERED            PER UNIT        OFFERING PRICE(1)     REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
Deferred Annuity Contracts
  & Participating
  Interests Therein........          N/A                  (1)                  N/A                  (2)

(1) The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount being registered and the proposed maximum offering price per unit are not applicable in that these contracts are not issued in predetermined amounts or units.

(2) Pursuant to Rule 457(p) under the Securities Act of 1933, unsold securities previously registered on Form S-2 (File No. 333-110655 filed on November 21, 2003) are being carried forward to this Registration Statement. As of March 31, 2006, the amount of unsold securities was $1,276,674,000. A registration fee in the amount of $145,620 was previously paid in connection with File No. 333-110655.

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

                                    PART I

CRC GENERATIONS

MODIFIED GUARANTEED ANNUITY CONTRACT
HARTFORD LIFE INSURANCE COMPANY
P.O. BOX 5085
HARTFORD, CONNECTICUT 06102-5085

TELEPHONE:    1-800-862-6668 (CONTRACT OWNERS)
              1-800-862-7155 (REGISTERED REPRESENTATIVES)


                                                           [THE HARTFORD LOGO]

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This prospectus describes information you should know before you purchase CRC
Generations. Please read it carefully.

CRC Generations is a contract between you and Hartford Life Insurance Company where you agree to make one Purchase Payment to us and we agree to pay you interest for a Guarantee Period you select and we agree to make a series of Annuity Payouts at a later date. This annuity is a single premium, tax-deferred, modified guaranteed annuity offered to both individuals and groups. It is:

X   Single premium, because you make a one-time Purchase Payment.

X Tax-deferred, which means you don't pay taxes until you take money out or until we start to make Annuity Payouts.

It is a "modified guaranteed" annuity because Hartford guarantees to pay you your Purchase Payment and the interest earned on that Purchase Payment unless you cancel during the right to examine period, fully or partially Surrender your Contract, transfer to a different Guarantee Period or request Annuity Payouts before the end of your Guarantee Period.

Although we file this prospectus with the Securities and Exchange Commission ("SEC"), the SEC doesn't approve or disapprove of these securities or determine if this prospectus is truthful or complete. Anyone who represents that the SEC does these things may be guilty of a criminal offense.

This prospectus can also be obtained from the Securities and Exchange Commission's website: (www.sec.gov).

This annuity IS NOT:

-   A bank deposit or obligation

-   Federally insured

-   Endorsed by any bank or governmental agency

This annuity may not be available for sale in all states.
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PROSPECTUS DATED: MAY 1, 2006

2                                            HARTFORD LIFE INSURANCE COMPANY

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AVAILABLE INFORMATION

We are required by the Securities Exchange Act of 1934 to file reports and other information with the SEC. You may read or copy these reports at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain reports, proxy and information statements and other information about us at the SEC's website at: www.sec.gov.

We filed a registration statement ("Registration Statement") relating to the Contracts offered by this prospectus with the SEC under the Securities Act of 1933. This Prospectus has been filed as a part of the Registration Statement and does not contain all of the information contained in the Registration Statement. For more information about the Contracts and us, you may obtain a copy of the Registration Statement in the manner set forth in the preceding paragraph.

In addition, the SEC allows Hartford to "incorporate by reference" information that Hartford files with the SEC into this prospectus, which means that incorporated documents are considered part of this prospectus. Hartford can disclose important information to you by referring you to those documents. Information that Hartford files with the SEC will automatically update and supercede the information in this prospectus.


This prospectus incorporates by reference the following documents:



  (a) Our Annual Report on Form 10-K for the fiscal year ended December 31,
      2005;



  (b) Our Quarterly Report on Form 10-Q for the period ended March 31, 2006;
      and



  (c) Until this offering has been completed, any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.



Statements in this prospectus, or in documents that we file later with the SEC and that legally become part of this prospectus, may change or supercede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.


Hartford will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of the document referred to above which has been incorporated by reference in this Prospectus, other than exhibits to such document. Requests for such copies should be directed to Hartford Life Insurance Company, P.O. Box 5085, Hartford, Connecticut 06102-5085, telephone: 1-800-862-6668.

HARTFORD LIFE INSURANCE COMPANY                                            3

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TABLE OF CONTENTS


                                                                                                                            PAGE
-----------------------------------------------------------------------------------------------------------------------------------
DEFINITIONS                                                                                                                     4
HIGHLIGHTS                                                                                                                      5
THE CONTRACT                                                                                                                    6
     Annuity Payouts                                                                                                           12
     Miscellaneous Provisions                                                                                                  14
        Investments by Hartford                                                                                                14
        Amendment of Contracts                                                                                                 14
        Assignment of Contracts                                                                                                14
        Distribution of Contracts                                                                                              14
        Distribution Arrangements                                                                                              14
FEDERAL TAX CONSIDERATIONS                                                                                                     15
THE COMPANY                                                                                                                    23
LEGAL OPINION                                                                                                                  24
EXPERTS                                                                                                                        24
APPENDIX A -- MODIFIED GUARANTEED ANNUITY FOR QUALIFIED PLANS                                                                  25
APPENDIX B -- MARKET VALUE ADJUSTMENT                                                                                          26


THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO DEALER, SALES PERSON, OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED ON.

4                                            HARTFORD LIFE INSURANCE COMPANY

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DEFINITIONS

These terms are capitalized when used throughout this prospectus. Please refer to these defined terms if you have any questions as you read your prospectus.

ADMINISTRATIVE OFFICE OF THE COMPANY -- Our location and overnight mailing address is: 200 Hopmeadow Street, Simsbury, Connecticut 06089. Our standard mailing address is: Investment Product Services, P.O. Box 5085, Hartford, CT 06102-5085


ANNUITANT -- The person on whose life this Contract is issued. The Annuitant may not be changed after your Contract has been issued.


ANNUITY COMMENCEMENT DATE -- The date we start to make Annuity Payouts.

CODE -- The Internal Revenue Code of 1986, as amended.

CONTINGENT ANNUITANT -- The person you designate to become the Annuitant if the Annuitant dies prior to the Annuity Commencement Date.

CONTRACT -- The individual Annuity Contract and any endorsements or riders. Group participants and some individuals will receive a certificate rather than a Contract.

CONTRACT OWNER OR YOU -- The owner or holder of this Contract.

CONTRACT VALUE -- The sum of your Purchase Payment and all interest earned minus any Surrenders and any applicable Premium Taxes.

CONTRACT YEAR -- The 12 months following the date you purchased your annuity and then each subsequent year.

HARTFORD, WE, US OR OUR -- Hartford Life Insurance Company. Only Hartford is a capitalized term in the prospectus.

JOINT ANNUITANT -- The person on whose life Annuity Payouts are based if the Annuitant dies after the Annuity Calculation Date. You may name a Joint Annuitant only if your Annuity Payout Option provides for a survivor. The Joint Annuitant may not be changed.

MARKET VALUE ADJUSTMENT -- An adjustment that either increases or decreases the amount we pay you under certain circumstances.

POWER OF ATTORNEY -- You may authorize another person to act on your behalf by submitting a completed Power of Attorney form. Once we have the completed form on file, we will accept instructions from your designated third party until we receive instructions terminating the power of attorney in writing from you. You may not be able to make changes to your Contract if you have authorized someone else to act under a Power of Attorney.

HARTFORD LIFE INSURANCE COMPANY                                            5

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HIGHLIGHTS

HOW DO I PURCHASE THIS ANNUITY?

You must complete our application or order request and submit it to us for approval with your Purchase Payment. Your Purchase Payment must be at least $5,000, unless this Contract is purchased as part of certain retirement plans.

> For a limited time, usually within ten days after you receive your annuity, you may cancel it without paying a Surrender Charge. Your Purchase Payment will be subject to a Market Value Adjustment.

WHAT IS A GUARANTEE PERIOD?

A Guarantee Period is the length of time you select for which Hartford guarantees to pay you interest.

WHAT HAPPENS AT THE END OF EACH GUARANTEE PERIOD?

We will notify you of your options before the end of your Guarantee Period. These options currently include:

- Fully Surrendering your Contract,

- Having your Contract Value rollover to a Subsequent Guarantee Period of the same length of time,

- Transferring to a Guarantee Period of a different duration,

- Asking us to begin making Annuity Payouts,

- Purchasing a variable annuity issued by Hartford, or

- Any other option that may become available.

UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU SELECTING A DIFFERENT OPTION, HARTFORD WILL ROLL YOUR CONTRACT VALUE INTO A SUBSEQUENT GUARANTEE PERIOD FOR THE SAME LENGTH OF TIME. YOUR CONTRACT WILL RECEIVE THE INTEREST RATE WE HAVE ESTABLISHED FOR THAT NEW GUARANTEE PERIOD.

CAN I TAKE OUT ANY OF MY MONEY?

You may Surrender all or part of your Contract Value or transfer to a different Guarantee Period at any time before we start making Annuity Payouts. You may not Surrender any of your Contract Value after we begin making Annuity Payouts.

>   You may have to pay a Surrender Charge.

We may charge you a Surrender Charge when you partially or fully Surrender your annuity. The percentage of the Surrender Charge assessed will depend on the length of time that has lapsed from the beginning of the Guarantee Period in effect at the time you request your Surrender to the date we receive your request for Surrender. You may take out all or some of the interest we have credited to your Contract Value in the 12 months prior to your request without a Surrender Charge.

>   You may have a Market Value Adjustment.

If you request a Surrender, cancel during the right to examine period, transfer to a new Guarantee Period, or begin to take Annuity Payouts before the end of your Guarantee Period, the amount you receive will be modified to include a Market Value Adjustment. A Market Value Adjustment, which is described later, may decrease or increase the amount you receive, depending on whether interest rates have risen or fallen since the beginning of your Guarantee Period. You may take out all or some of the interest we have credited to your Contract Value in the 12 months prior to your request without a Market Value Adjustment.

> You may have to pay income tax on any money you take out and, if you Surrender before you are age 59 1/2, you may have to pay an income tax penalty.

WILL HARTFORD PAY A DEATH BENEFIT?

There is a Death Benefit if the Contract Owner, joint contract owner or Annuitant die before we begin to make Annuity Payouts. This Death Benefit is equal to the Contract Value on the date we receive a certified death certificate or other proof of death acceptable to us.

Depending on the Annuity Payout Option you select, we may pay a Death Benefit after we begin to make Annuity Payouts.

WHAT ANNUITY PAYOUT OPTIONS ARE AVAILABLE?

You may choose one of the following Annuity Payout Options: Life Annuity, Life Annuity with a Cash Refund, Life Annuity with Payments for a Period Certain, Joint and Last Survivor Life Annuity, Joint and Last Survivor Life Annuity with Payments for a Period Certain, and Payments for a Period Certain. We may make other Annuity Payout Options available at any time.

You must begin to take Annuity Payouts by end of the Guarantee Period immediately following the Annuitant's 90th birthday or the end of the 10th Contract Year, whichever is later, unless you elect a later date to begin receiving payments subject to the laws and regulations then in effect and our approval.

If the end of your Guarantee Period occurs after the Annuity Commencement Date, we begin Annuity Payouts on the Annuity Commencement Date, unless you change that date to coincide with the end of the Guarantee Period. If we begin to make Annuity Payouts before the end of your Guarantee Period, a Market Value Adjustment will be made to your Contract Value.

If you do not tell us what Annuity Payout Option you want before the Annuity Commencement Date, we will make payments under the Life Annuity with a 10-year Period Certain Annuity Payout Option.

6                                            HARTFORD LIFE INSURANCE COMPANY

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THE CONTRACT

WHAT TYPES OF CONTRACTS ARE AVAILABLE?

The Contract is an individual tax-deferred modified guaranteed annuity contract. It is designed for retirement planning purposes and may be purchased by any individual, group, or trust, including:

- IRAs adopted according to Section 408 of the Code;

- Annuity purchase plans adopted by public school systems and certain tax-exempt organizations according to Section 403(b) of the Code;

The examples above represent Qualified Contracts, as defined by the Code. In addition, individuals and trusts can also purchase Contracts that are not part of a tax qualified retirement plan. These are known as Non-Qualified Contracts.

If you are purchasing the Contract for use in an IRA or qualified retirement plan, you should consider other features of the Contract besides tax deferral, since any investment vehicle used within an IRA or qualified plan receives tax deferred treatment under the Code.

This Contract is not available in Puerto Rico, Maryland or New York.

HOW DO I PURCHASE A CONTRACT?

You may purchase a Contract by completing and submitting an application or an order request along with your Purchase Payment. For most Contracts, the minimum Purchase Payment is $5,000, unless the Contract is purchased as part of certain retirement plans. Prior approval is required for a Purchase Payment of $1,000,000 or more.

You may not make additional Purchase Payments to this Contract, but you may purchase a new contract. The new contracts may have different Guarantee Periods and will earn interest at the rate set for those new contracts.

You must be of legal age in the state where the Contract is being purchased or a guardian must act on your behalf.

HOW IS THE PURCHASE PAYMENT APPLIED TO MY CONTRACT?

Your Contract will be issued after we receive your Purchase Payment. Your Purchase Payment becomes part of a non-unitized separate account established by Hartford. You have no priority claim on assets in this separate account. All assets of Hartford, including those in this separate account, are available to meet Hartford's guarantees under the Contract and are available to meet the general obligations of Hartford.

If the request or other information accompanying the Purchase Payment is incomplete when we receive it, we will hold the money in a non-interest bearing account for up to three weeks while we try to obtain complete information.

We will send you a confirmation after we apply your Purchase Payment.

CAN I CANCEL MY CONTRACT AFTER I PURCHASE IT?

We want you to be satisfied with the Contract you have purchased. We urge you to closely examine its provisions. If for any reason you are not satisfied with your Contract, simply return it within ten days after you receive it with a written request for cancellation that indicates your tax-withholding instructions. In some states, you may be allowed more time to cancel your Contract. We will not deduct any Surrender Charge during this time, however a Market Value Adjustment, which is described later, may apply. We may require additional information, including a signature guarantee, before we can cancel your Contract.

The amount we pay you upon cancellation depends on the requirements of the state where you purchased your Contract, the method of purchase, the type of Contract you purchased and your age.

WHAT IS A GUARANTEE PERIOD?

A Guarantee Period is the length of time you select for which Hartford guarantees to pay you interest. There are two types of Guarantee Periods:
Initial Guarantee Periods and Subsequent Guarantee Periods.

WHAT IS AN INITIAL GUARANTEE PERIOD?

The Initial Guarantee Period is the first Guarantee Period when you purchase your Contract. We currently offer Initial Guarantee Periods of five and ten years. For Contract Owners under age 86 the Initial Guarantee Period is ten years. For Contract Owners age 86 or older the Initial Guarantee Period is five years. During the Initial Guarantee Period, your Contract earns interest at the Initial Guarantee Rate, which will never be less than 3% on an annual basis. The Initial Guarantee Rate depends on your Initial Guarantee Period. During the Initial Guarantee Period we may, in our sole discretion, credit interest greater than the Initial Guarantee Rate to all Contracts of the same Initial Guarantee Period.

WHAT IS A SUBSEQUENT GUARANTEE PERIOD?

If you transfer to a new Guarantee Period or reach the end of your Initial Guarantee Period and allow this Contract to "rollover" to another Guarantee Period of the same length of time, this is a Subsequent Guarantee Period. Basically, any Guarantee Period that is not an Initial Guarantee Period is a Subsequent Guarantee Period. We currently offer Subsequent Guarantee Periods of five, six, seven, eight, nine, and ten years. During a Subsequent Guarantee Period, your Contract earns interest at the Subsequent Guarantee Rate, which will never be less than 3% on an annual basis. The Subsequent Guarantee Rate depends on the Subsequent Guarantee Period you select.

Hartford, in its sole discretion, determines the interest rates credited to each Guarantee Period. These interest rates generally reflect prevailing interest rates of other investments that are similar in nature and duration. In computing our interest rates, we may also consider the impact of regulations, taxes, sales commissions, administrative expenses, general economic trends

HARTFORD LIFE INSURANCE COMPANY                                            7

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and competitive factors. Contracts with Purchase Payments of $1,000,000 or more may earn interest at a different rate than other Contracts with the same Guarantee Period. Hartford or its agents cannot predict nor guarantee our future interest rates.

CAN I TRANSFER INTO A DIFFERENT GUARANTEE PERIOD?

Once each Contract Year, beginning after the first Contract Year, you may transfer from your Guarantee Period into a Guarantee Period of a different duration, provided the new Guarantee Period you select is at least five years or longer. There is no Surrender Charge for such a transfer. While we currently do not impose a transfer charge, we reserve the right to charge a fee of up to $50 for each transfer. A Market Value Adjustment, which is described later, will be applied to your Contract Value at the time of transfer, unless the transfer occurs at the end of the Guarantee Period. The amount transferred into the new Guarantee Period is equal to the Contract Value of the old Guarantee Period on the date of the transfer minus or plus the Market Value Adjustment.

While you may transfer to a different Guarantee Period with a duration of 5 years or more, you cannot transfer into a Guarantee Period with a duration that will take you past your Annuity Commencement Date. That means that if you elected to begin Annuity Payouts on your Annuitant's 90th birthday and your Annuitant is 87 years old, you would not be able to transfer into a new Guarantee Period unless you extended your Annuity Commencement Date.

WHAT HAPPENS AT THE END OF EACH GUARANTEE PERIOD?

We will notify you of your options before the end of your Guarantee Period. These options currently include:

- Fully Surrendering your Contract,

- Having your Contract Value rollover to a Subsequent Guarantee Period of the same length of time,

- Transferring to a Guarantee Period of a different duration,

- Asking us to begin making Annuity Payouts,

- Purchase a variable annuity from Hartford, or

- Any other option that may become available.

Unless we receive written instructions from you selecting a different option, Hartford will roll your Contract Value into a Subsequent Guarantee Period of the same length of time. Your Contract will receive the interest rate we have established for that new Guarantee Period. If we roll your Contract Value into a Subsequent Guarantee Period because we have not received any other instructions from you, Hartford will, for some period of time after the end of your Guarantee Period, allow you to exercise a different option. Currently, we will allow 21 days after the end of a Guarantee Period to request a different option. However, Hartford reserves the right to change or terminate this administrative processing period. A request for a different option received during this time will be treated as if it was received prior to the end of the current Guarantee Period. However, a request to transfer to another Guarantee Period of a different duration is processed as of the date we receive the request and receives the interest rate credited to that Guarantee Period as of that date.

If you rollover into a Subsequent Guarantee Period or transfer to a Guarantee Period of a different duration, you cannot rollover or transfer into a Guarantee Period with a duration that will take you past your Annuity Commencement Date. That means that if you elected to begin Annuity Payouts on your Annuitant's 90th birthday and your Annuitant is 87 years old, you would not be able to rollover or transfer into a new Guarantee Period with a duration longer than three years unless you extended your Annuity Commencement Date.

HOW IS THE VALUE OF MY CONTRACT CALCULATED BEFORE THE ANNUITY COMMENCEMENT
DATE?

We calculate your Contract Value by deducting any applicable Premium Tax from your Purchase Payment, or your rollover value, if you are in a Subsequent Guarantee Period. We then credit your Contract Value on a daily basis with an amount that is equivalent to your Guarantee Period's interest rate on an annual basis and deduct any partial Surrenders.

The following example shows how interest would be credited to your Contract Value. The example assumes you purchased a Contract with a five-year Guarantee Period crediting a hypothetical Initial Guarantee Rate of 5% on an annual basis. The example assumes no money is taken from the Contract during the Guarantee Period. We are using a hypothetical interest rate of 5%. This interest rate is for illustration only and is no indication of future interest rates. Actual interest rates may be more or less than those shown.

Year one                                 $ 10,000    Purchase Payment or rollover value
                                         $    500    total year's interest payments
                                         ---------
                                         $ 10,500    end of year Contract Value

Year two                                 $ 10,500    beginning Contract Value
                                         $    525    total year's interest payments
                                         ---------
                                         $ 11,025    end of year Contract Value

Year three                               $ 11,025    beginning Contract Value
                                         $    551    total year's interest payments
                                         ---------
                                         $ 11,576    end of year Contract Value

8                                            HARTFORD LIFE INSURANCE COMPANY

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

Year four                                $ 11,576    beginning Contract Value
                                         $    579    total year's interest payments
                                         ---------
                                         $ 12,155    end of year Contract Value

Year five                                $ 12,155    beginning Contract Value
                                         $    608    total year's interest payments
                                         ---------
                                         $ 12,763    end of year Contract Value

Once each Contract Year, we will send you a statement which shows

>   your Contract Value as of the end of the preceding Contract Year,

>   any money you take out of your Contract during the Contract Year,

>   your Contract Value at the end of the current Contract Year, and

>   the annual rate of interest being credited to your Contract.

FEES AND CHARGES

WHAT HAPPENS IF I REQUEST A SURRENDER BEFORE THE END OF THE GUARANTEE PERIOD?

We don't charge you a sales charge when you purchase this Contract or assess any annual fees. However, if you want to take money out of the Contract before the end of your Guarantee Period, there are two charges we may assess, plus a Market Value Adjustment that may, at times, result in a deduction. The two charges are Premium Tax and a Surrender Charge.

X    PREMIUM TAXES

We deduct Premium Taxes, if required, by a state or other government agency. Some states collect the taxes when Purchase Payments are made; others collect at annuitization. Since we pay Premium Taxes when they are required by applicable law, we may deduct them from your Contract when we pay the taxes, upon Surrender, or on the Annuity Commencement Date. The Premium Tax rate varies by state or municipality. Currently, the maximum rate charged by any state is 5.0%.

X SURRENDER CHARGE -- The Surrender Charge covers some of the expenses relating to the sale and distribution of the Contract, including commissions paid to registered representatives and the cost of preparing sales literature and other promotional activities.

We assess a Surrender Charge when you request a full or partial Surrender, unless your Surrender occurs at the end of a Guarantee Period. The percentage we assess for the Surrender Charge varies according to the length of time between the beginning of the Guarantee Period in effect at the time of your Surrender and the date of your request for Surrender. When you request a Surrender, we deduct the dollar amount you request from your Contract Value. Then we subtract any interest we have credited to your Contract in the 12 months prior to the request for Surrender that has not already been withdrawn from the amount requested for Surrender. This difference is then the amount subject to a Surrender Charge. We then determine the appropriate percentage of Surrender Charge, if any, to be deducted by calculating the length of time the money has been part of your present Guarantee Period. We deduct the percentage of the amount Surrendered from the amount you requested, and, provided there is no Market Value Adjustment, pay you that amount.

If you are in your Initial Guarantee Period, the percentage we deduct is equal to:

 NUMBER OF YEARS FROM THE
 BEGINNING OF THE INITIAL
     GUARANTEE PERIOD         SURRENDER CHARGE
-------------------------------------------------
            1                       10%
            2                        9%
            3                        7%
            4                        5%
            5                        3%
            6                        2%
            7                        2%
            8+                       2%

If you are in a Subsequent Guarantee Period, the percentage we deduct is equal to:

  NUMBER OF YEARS FROM THE
      BEGINNING OF ANY
 SUBSEQUENT GUARANTEE PERIOD    SURRENDER CHARGE
--------------------------------------------------
              1                        4%
              2                        3%
              3                        2%
              4                        2%
              5                        2%
              6                        2%
              7                        2%
             8+                        2%

THE FOLLOWING SITUATIONS ARE NOT SUBJECT TO A SURRENDER CHARGE:

- Surrenders made at the end of a Guarantee Period.

- Surrender of interest that has been credited to the Contract Value during the 12 months prior to the Surrender that has not previously been withdrawn.

- Upon death of the Annuitant, joint owner or Contract Owner.

HARTFORD LIFE INSURANCE COMPANY                                            9

----------------------------------------------------------------------------

- Upon Annuitization.

- Upon cancellation during the right to examine period.

- Required Minimum Distributions from IRAs or 403(b) plans.

SURRENDERS MADE UNDER THE NURSING HOME WAIVER RIDER. We will waive any Surrender Charge applicable to a partial or full Surrender if you, the joint owner or the Annuitant, is confined for at least 180 calendar days to a: (a) hospital recognized as a general hospital by the proper authority of the state in which it is located; or (b) hospital recognized as a general hospital by the Joint Commission on the Accreditation of Hospitals; or (c) facility certified by Medicare as a hospital or long-term care facility; or (d) nursing home licensed by the state in which it is located and offers the services of a registered nurse 24 hours a day. If you, the joint owner or the Annuitant is confined when you purchase the Contract, this waiver is not available. For the waiver to apply, you must: (a) have owned the Contract continuously since it was issued, (b) provide written proof of confinement satisfactory to us, and
(c) request the Surrender within 91 calendar days of the last day of confinement. Your confinement must be at the recommendation of a physician for medically necessary reasons. This waiver may not be available in all states. Please contact your registered representative or us to determine if it is available for you.

MARKET VALUE ADJUSTMENT

If you request to Surrender, cancel during the right to examine period, transfer to a new Guarantee Period or ask that we begin to make Annuity Payouts at any time other than at the end of your Guarantee Period, we may apply a Market Value Adjustment. That means that the amount we pay you for a Surrender or the Contract Value we transfer to a new Guarantee Period or use to determine your Annuity Payouts will be adjusted up or down.

The Market Value Adjustment reflects both the amount of time left in your Guarantee Period, and, the difference between the Guarantee Rate credited to your current Guarantee Period and the interest rate we are crediting to a new Guarantee Period with a duration equal to the amount of time left in your Guarantee Period. If your Guarantee Period's interest rate is lower than the interest rate we are currently crediting the new Guarantee Period, then the application of the Market Value Adjustment will reduce the amount you receive. Conversely, if your Guarantee Period's interest rate is higher than the interest rate we are crediting for the new Guarantee Period, then the application of the Market Value Adjustment will increase the amount you receive.

For example, assume you purchase a Contract with an Initial Guarantee Period of ten years crediting interest at an Initial Guarantee Rate of 8% on an annual basis. You request a partial Surrender at the end of the seventh Contract Year. At that time you request a Surrender, Hartford's interest rate was 6% on an annual basis for Subsequent Guarantee Periods with a three-year duration, the amount of time left in your Initial Guarantee Period. Then the amount payable upon partial Surrender will increase after the application of the Market Value Adjustment. On the other hand, if Hartford was crediting an interest rate higher than your 8% Initial Guarantee Rate, then the application of the Market Value Adjustment will decrease the amount payable to you upon partial Surrender.

The Market Value Adjustment will apply to any request to Surrender, cancel during the right to examine period, transfer to a new Guarantee Period prior to the end of a Guarantee Period, or if you ask us to begin Annuity Payouts prior to the end of a Guarantee Period except:

- Previous 12 months' interest payments that you ask us to send to you that you have not previously Surrendered.

- Distributions made due to death.

- Payments we make to you as part of your Annuity Payout.

The actual formula for calculating the Market Value Adjustment is set forth in the Appendix B that also contains an additional illustrations of the application of the Market Value Adjustment.

Since the interest rates Hartford credits may reflect, in part, the investment yields available to Hartford (see "Investments by Hartford"); the Market Value Adjustment may also reflect, in part, the levels of such yields. It is possible, therefore, that should such yields increase significantly from the time you purchased your Contract, coupled with the application of the Surrender Charges, the amount you would receive upon a full Surrender of your Contract could be less than your original Purchase Payment.

WE MAY OFFER, IN OUR DISCRETION, REDUCED FEES AND CHARGES FOR CERTAIN CONTRACTS THAT MAY RESULT IN DECREASED COSTS AND EXPENSES. REDUCTIONS IN THESE FEES AND CHARGES WILL NOT BE UNFAIRLY DISCRIMINATORY AGAINST ANY CONTRACT OWNER.

SURRENDERS

ARE THERE ANY RESTRICTIONS ON PARTIAL SURRENDERS?

If you request a partial Surrender before we begin to make Annuity Payouts, there are two restrictions:

- The amount you want to Surrender must be at least equal to $1,000, our current minimum for partial Surrenders, and

- The Contract must have a minimum Contract Value of $5,000 after the Surrender.

The above restrictions do not apply if you Surrender interest that has been credited to the Contract Value during the 12 months prior to Surrender.

We reserve the right to terminate your Contract and pay you the Contract Value minus any applicable charges or adjustments if your Contract Value is under the minimum after the Surrender.

10                                           HARTFORD LIFE INSURANCE COMPANY

----------------------------------------------------------------------------

HOW DO I REQUEST A SURRENDER?

Requests for Surrenders must be in writing. To request a full or partial Surrender, complete a Surrender Form or send us a letter, signed by you, stating:

- the dollar amount that you want to receive, either before or after we withhold taxes and deduct for any applicable charges,

- your tax withholding amount or percentage, if any, and

- your mailing address.

If there are joint Contract Owners, both must authorize all Surrenders.

We may defer payment of any partial or full Surrender for a period not exceeding six months from the date of our receipt of your notice of Surrender or the period permitted by state insurance law, if less. We may defer a Surrender payment more than 10 days and, if we do, we will pay interest of at least 3% per annum on the amount deferred.

WHAT SHOULD BE CONSIDERED ABOUT TAXES?

There are certain tax consequences associated with Surrenders:

PRIOR TO AGE 59 1/2 -- If you make a Surrender prior to age 59 1/2, there may be adverse tax consequences including a 10% federal income tax penalty on the taxable portion of the Surrender payment. Surrendering before age 59 1/2 may also affect the continuing tax-qualified status of some Contracts.

WE DO NOT MONITOR SURRENDER REQUESTS. TO DETERMINE WHETHER A SURRENDER IS PERMISSIBLE, WITH OR WITHOUT FEDERAL INCOME TAX PENALTY, PLEASE CONSULT YOUR PERSONAL TAX ADVISER.

MORE THAN ONE CONTRACT ISSUED IN THE SAME CALENDAR YEAR -- If you own more than one Contract issued by us or our affiliates in the same calendar year, then these Contracts may be treated as one Contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. Please consult your tax adviser for additional information.

INTERNAL REVENUE CODE SECTION 403(B) ANNUITIES -- As of December 31, 1988, all
section 403(b) annuities have limits on full and partial Surrenders. Contributions to your Contract made after December 31, 1988 and any increases in cash value after December 31, 1988 may not be distributed unless you are:
(a) age 59 1/2, (b) no longer employed, (c) deceased, (d) disabled, or (e) experiencing a financial hardship (cash value increases may not be distributed for hardships prior to age 59 1/2). Distributions prior to age 59 1/2 due to financial hardship; unemployment or retirement may still be subject to a penalty tax of 10%.

WE ENCOURAGE YOU TO CONSULT WITH YOUR TAX ADVISER BEFORE MAKING ANY SURRENDERS. PLEASE SEE THE "FEDERAL TAX CONSIDERATIONS" SECTION FOR MORE INFORMATION.

DEATH BENEFIT

WHAT IS THE DEATH BENEFIT AND HOW IS IT CALCULATED?

Before we begin to make Annuity Payouts, we will pay a Death Benefit upon the death of the Contract Owner, joint owner, or the Annuitant, if there is no surviving Contingent Annuitant. The Death Benefit is calculated when we receive a certified death certificate or other legal document acceptable to us. The Death Benefit we pay is equal to the Contract Value on the date we receive the certified death certificate or other legal document.

HOW IS THE DEATH BENEFIT PAID?

The Death Benefit may be taken in one lump sum or under any of the Annuity Payout Options then being offered by us. On the date we receive complete instructions from the Beneficiary, we will compute the Death Benefit amount to be paid out or applied to a selected Annuity Payout Option. When there is more than one Beneficiary, we will calculate the Death Benefit amount for each Beneficiary's portion of the proceeds and then pay it out or apply it to a selected Annuity Payout Option according to each Beneficiary's instructions acceptable to us.

If the Contract Owner dies before we begin to make Annuity Payouts, the Beneficiary may elect to leave proceeds from the Death Benefit with us for up to five years from the date of the Contract Owner's death under the Annuity Proceeds Settlement Option "Death Benefit Remaining with the Company." The proceeds will remain in the same Guarantee Period in effect at the time of death and receive the same interest rate credited to that Contract. If the Guarantee Period has more than five years remaining, then Hartford will, before the completion of the 5th Contract Year after the death of the Contract Owner, terminate the Contract and waiving all Surrender Charges, pay the Contract Value to the Beneficiary. A Market Value Adjustment will be applicable.

The Beneficiary of a non-qualified Contract or IRA may also elect the "Single Life Expectancy Only" option. This option allows the Beneficiary to take the Death Benefit in a series of payments spread over a period equal to the Beneficiary's remaining life expectancy. Distributions are calculated based on IRS life expectancy tables. This option is subject to different limitations and conditions depending on whether the Contract is non-qualified or an IRA.

REQUIRED DISTRIBUTIONS -- If the Contract Owner dies before the Annuity Commencement Date, the Death Benefit must be distributed within five years after death. The Beneficiary can choose any Annuity Payout Option that results in complete Annuity Payout within five years.

If the Contract Owner dies on or after the Annuity Commencement Date under an Annuity Payout Option with a Payout upon Death Benefit, any remaining value must be distributed at least as rapidly as under the Annuity Payout Option being used as of the Contract Owner's death.

If the Contract Owner is not an individual (e.g. a trust), then the original Annuitant will be treated as the Contract Owner in the situations described above and any change in the original Annuitant will be treated as the death of the Contract Owner.

HARTFORD LIFE INSURANCE COMPANY                                           11

----------------------------------------------------------------------------

WHAT SHOULD THE BENEFICIARY CONSIDER?

ALTERNATIVES TO THE REQUIRED DISTRIBUTIONS -- The selection of an Annuity Payout Option and the timing of the selection will have an impact on the tax treatment of the Death Benefit. To receive favorable tax treatment, the Annuity Payout Option selected: (a) cannot extend beyond the Beneficiary's life or life expectancy, and (b) must begin within one year of the date of death.

If these conditions are NOT met, the Death Benefit will be treated as a lump sum payment for tax purposes. This sum will be taxable in the year in which it is considered received.

SPOUSAL CONTRACT CONTINUATION -- If the Contract Owner dies, the Contract Owner's spouse, if named as a Beneficiary, may elect to continue the Contract as the new Contract Owner. This spousal continuation is available only once for each Contract. The spouse may, in the alternative, elect to receive the Death Benefit in one lump sum payment or have the Death Benefit paid under one of the Annuity Payout Options.

WHO WILL RECEIVE THE DEATH BENEFIT?

The distribution of the Death Benefit is based on whether death is before, on or after the Annuity Commencement Date.

IF DEATH OCCURS BEFORE THE ANNUITY COMMENCEMENT DATE:

IF THE DECEASED IS THE . . .                AND . . .                        AND . . .                     THEN THE . . .
Contract Owner                   There is a surviving joint       The Annuitant is living or      Joint Contract Owner receives
                                 Contract Owner                   deceased                        the Death Benefit.
Contract Owner                   There is no surviving joint      The Annuitant is living or      Designated Beneficiary receives
                                 Contract Owner                   deceased                        the Death Benefit.
Contract Owner                   There is no surviving joint      The Annuitant is living or      Contract Owner's estate
                                 Contract Owner or surviving      deceased                        receives the Death Benefit.
                                 Beneficiary
Annuitant                        The Annuitant is also the        There is no named Contingent    Designated Beneficiary receives
                                 Contract Owner                   Annuitant                       the Death Benefit.
Annuitant                        The Contract Owner is a trust    There is no named Contingent    The Contract Owner receives the
                                 or other non-natural person      Annuitant                       Death Benefit.
Annuitant                        The Contract Owner is living     There is no named Contingent    The Contract Owner is presumed
                                                                  Annuitant                       to be the Contingent Annuitant
                                                                                                  and the Contract continues.The
                                                                                                  Contract Owner may waive this
                                                                                                  presumption and receive the
                                                                                                  Death Benefit.
Annuitant                        The Contract Owner is living     The Contingent Annuitant is     Contingent Annuitant becomes
                                                                  living                          the Annuitant, and the Contract
                                                                                                  continues.

IF DEATH OCCURS ON OR AFTER THE ANNUITY COMMENCEMENT DATE:

IF THE DECEASED IS THE . . .                        AND . . .                                      THEN THE . . .
Contract Owner                   The Annuitant is living                          Designated Beneficiary becomes the Contract
                                                                                  Owner, and the payments continue.
Annuitant                        The Contract Owner is living                     Contract Owner receives the Death Benefit.
Annuitant                        The Annuitant is also the Contract Owner         Designated Beneficiary receives the Death
                                                                                  Benefit.

THESE ARE THE MOST COMMON DEATH BENEFIT SCENARIOS, HOWEVER, THERE ARE OTHERS. SOME OF THE ANNUITY PAYOUT OPTIONS MAY NOT RESULT IN THE PAYMENT OF A DEATH BENEFIT. IF YOU HAVE QUESTIONS ABOUT THESE AND ANY OTHER SCENARIOS, PLEASE CONTACT YOUR REGISTERED REPRESENTATIVE OR US.

12                                           HARTFORD LIFE INSURANCE COMPANY

----------------------------------------------------------------------------

ANNUITY PAYOUTS

This section describes what happens when we begin to make regular Annuity Payouts from your Contract. You, as the Contract Owner, should answer four questions:

1.   When do you want Annuity Payouts to begin?

2.   What Annuity Payout Option do you want to use?

3.   How often do you want the Payee to receive Annuity Payouts?

4.   How are Annuity Payouts calculated?


Please check with your Registered Representative to select the Annuity Payout Option that best meets your income needs.


1. WHEN DO YOU WANT ANNUITY PAYOUTS TO BEGIN?

You select an Annuity Commencement Date when you purchase your Contract or at any time before we begin making Annuity Payouts. You may change the Annuity Commencement Date by notifying us before we begin to make Annuity Payouts.

The Annuity Commencement Date cannot be deferred beyond the end of the Guarantee Period immediately following the Annuitant's 90th birthday or the end of the Guarantee Period immediately following the end of the 10th Contract Year, whichever is later, unless you elect a later date to begin receiving payments, subject to the laws and regulations then in effect and our approval. Unless you elect an Annuity Payout Option before the Annuity Commencement Date, we will begin to make Annuity Payouts under the Life Annuity with a 10-Year Period Certain Annuity Payout Option.

If the Annuity Commencement Date does not coincide with the end of a Guarantee Period, a Market Value Adjustment will apply. In that case, Hartford will determine the amount available for Annuity Payouts by taking your Contract Value, deducting any applicable Premium Taxes and then multiplying that amount by the Market Value Adjustment. No Market Value Adjustment will apply if the Annuity Commencement Date coincides with the end of your Guarantee Period.

If you rollover into a Subsequent Guarantee Period or transfer to a Guarantee Period of a different duration, you cannot rollover or transfer into a Guarantee Period with a duration that will take you past your Annuity Commencement Date. That means that if you elected to begin Annuity Payouts on your Annuitant's 90th birthday and your Annuitant is 87 years old, you would not be able to rollover or transfer into a new Guarantee Period with a duration longer than three years unless you extended your Annuity Commencement Date.

All Annuity Payouts, regardless of frequency, will occur on the same day of the month as the Annuity Commencement Date.

Once you pass the Annuitant's 90th birthday or the end of your 10th Contract Year, some Guarantee Period durations, may not be available.

In New York, you must give Hartford 30 days advance written notice of your intent to change your Annuity Commencement Date, and cannot defer that date past the Annuitant's 90th birthday.

2. WHICH ANNUITY PAYOUT OPTION DO YOU WANT TO USE?

Your Contract contains the Annuity Payout Options described below. We may at times offer other Annuity Payout Options. Once Annuity Payouts begin, you cannot change the Annuity Payout Option.

LIFE ANNUITY -- We make Annuity Payouts as long as the Annuitant is living. When the Annuitant dies, we stop making Annuity Payouts. A Payee would receive only one Annuity Payout if the Annuitant dies after the first Payout, two Annuity Payouts if the Annuitant dies after the second Payout, and so forth.

LIFE ANNUITY WITH A CASH REFUND -- We make Annuity Payouts as long as the Annuitant is living. When the Annuitant dies, we stop making Annuity Payouts. At the death of the Annuitant, if the Contract Value on the Annuity Commencement Date minus any Premium Tax is greater than the sum of all Annuity Payouts already made, any difference will be paid to the Beneficiary.

LIFE ANNUITY WITH PAYMENTS FOR A PERIOD CERTAIN -- We make Annuity Payouts during the lifetime of the Annuitant but Annuity Payouts are at least guaranteed for a period of time you select between 5 years and 100 years minus the age of the Annuitant. If, at the death of the Annuitant, Annuity Payouts have been made for less than the minimum elected number of years, then the Beneficiary may elect to (a) continue Annuity Payouts for the remainder of the minimum elected number of years or (b) receive the commuted value in one sum.

JOINT AND LAST SURVIVOR LIFE ANNUITY -- We will make Annuity Payouts as long as either the Annuitant or Joint Annuitant are living. When one Annuitant dies, we continue to make Annuity Payouts to the other Annuitant until that second Annuitant dies. When choosing this option, you must decide what will happen to the Annuity Payouts after the first Annuitant dies. You must select Annuity Payouts that:

- Remain the same at 100%, or

- Decrease to 66.67%, or

- Decrease to 50%.

The percentages represent actual dollar amounts. The percentage will also impact the Annuity Payout amount we pay while both Annuitants are living. If you pick a lower percentage, your original Annuity Payouts will be higher while both Annuitants are alive.

JOINT AND LAST SURVIVOR LIFE ANNUITY WITH PAYMENTS FOR A PERIOD CERTAIN -- We will make Annuity Payouts as long as either the Annuitant or Joint Annuitant are living, but Annuity Payouts are at least guaranteed for a period of time you select between 5 years and 100 years minus the age of the Annuitant. If, at the death of the last Annuitant, Annuity Payouts have been made for less than the minimum elected number of years, then the Beneficiary may elect to (a) continue Annuity Payouts for

HARTFORD LIFE INSURANCE COMPANY                                           13

----------------------------------------------------------------------------

the remainder of the minimum elected number of years or (b) receive the commuted value in one sum. When one Annuitant dies, we continue to make Annuity Payouts to the other Annuitant until that second Annuitant dies. When choosing this option, you must decide what will happen to the Annuity Payouts after the first Annuitant dies and the Period Certain has ended. You must select Annuity Payouts that:

- Remain the same at 100%, or

- Decrease to 66.67%, or

- Decrease to 50%.

The percentages represent actual dollar amounts. The percentage will also impact the Annuity Payout amount we pay while both Annuitants are living. If you pick a lower percentage, your original Annuity Payouts will be higher while both Annuitants are alive.

PAYMENTS FOR A PERIOD CERTAIN -- We will make Annuity Payouts for the number of years that you select. During the first Contract Year, you can select any period of time between 10 years and 100 years minus the Annuitant's age. After the first Contract Year, you can select any period of time between 5 and 100 years minus the Annuitant's age. If, at the death of the Annuitant, Annuity Payouts have been made for less than the period certain, then the Beneficiary may elect to (a) continue Annuity Payouts for the remainder of the minimum elected number of years or (b) receive the commuted value in one sum.

IMPORTANT INFORMATION:

- YOU CANNOT SURRENDER YOUR CONTRACT ONCE ANNUITY PAYOUTS BEGIN.

- For Qualified Contracts, if you elect an Annuity Payout Option with a Period Certain, the guaranteed number of years must be less than the life expectancy of the Annuitant at the time the Annuity Payouts begin. We compute life expectancy using the IRS mortality tables.

- AUTOMATIC ANNUITY PAYMENTS -- If you do not elect an Annuity Payout Option, Annuity Payouts will automatically begin on the Annuity Commencement Date under the Life Annuity with Payments for a Period Certain Annuity Payout Option with a ten-year period certain.

3. HOW OFTEN DO YOU WANT THE PAYEE TO RECEIVE ANNUITY PAYOUTS?

In addition to selecting an Annuity Commencement Date and an Annuity Payout Option, you must also decide how often you want the Payee to receive Annuity Payouts. You may choose to receive Annuity Payouts:

- monthly,

- quarterly,

- semi-annually, or

- annually.

Once you select a frequency, it cannot be changed after the Annuity Commencement Date. If you do not make a selection, the Payee will receive monthly Annuity Payouts. The first payment must be at least equal to the minimum payment amount according to our rules then in effect. If at any time, payments become less than the minimum payment amount, we have the right to change the payment frequency to meet the minimum payment requirements. If any payment amount is less than the minimum annual payment amount, we may make an alternative arrangement with you.

4. HOW ARE ANNUITY PAYOUTS CALCULATED?

The Tables in the Contract provide for guaranteed dollar amounts of monthly payments for each $1,000 applied under the Annuity Payout Options. Under the Life Annuity, Life Annuity with Cash Refund and Life Annuity with Payments for a Period Certain, the amount of each Annuity Payout will depend upon the age and gender of the Annuitant at the time the first Annuity Payout is due. Under the Joint and Last Survivor Life Annuity and Joint and Last Survivor Life Annuity with Payments for a Period Certain, the amount of the first Annuity Payout will depend upon the gender of both Annuitants and their ages at the time the Annuity Payout is due.

Gender will not be used to determine the amount of the Annuity Payouts if the Contract is issued to qualify under certain sections of the Code. If gender is used to determine the amount of Annuity Payouts, the Annuity tables in the Contract will provide rates of payment for male Annuitants and female Annuitants.

The fixed payment Annuity tables for the Annuity Payout Options, except for Payments for a Period Certain Annuity Payout Option are based on the 1983a Individual Annuity Mortality Table projected to the year 2000 using Projection Scale G and an interest rate of 2.5%. The table for the Payments for a Period Certain Annuity Payout Option is based on an interest rate of 2.5% per annum.

The Annuity tables for the Annuity Payout Options, except for Payments for a Period Certain Annuity Payout Option are age dependent. For Annuity payments beginning after 2000, the amount of the first payment will be based on an age a specified number of years younger than the Annuitant's then attained age. The age setback is as follows:

 DATE OF FIRST PAYMENT             AGE SETBACK
--------------------------------------------------
 Prior to 2005                        1 year
 2005 - 2014                         2 years
 2015 - 2019                         3 years
 2020 - 2029                         4 years
 2030 - 2039                         5 years
 2040 or later                       6 years

14                                           HARTFORD LIFE INSURANCE COMPANY

----------------------------------------------------------------------------

MISCELLANEOUS PROVISIONS

INVESTMENTS BY HARTFORD

Assets of Hartford must be invested in accordance with the requirements established by applicable state laws regarding the nature and quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.

Contract reserves will be accounted for in a non-unitized separate account. Contract Owners have no priority claims on assets accounted for in this separate account. All assets of Hartford, including those accounted for in this separate account, are available to meet the guarantees under the Contracts and are available to meet the general obligations of Hartford.

Nonetheless, in establishing Guarantee Rates and Current Rates, Hartford intends to take into account the yields available on the instruments in which it intends to invest the proceeds from the Contracts. (See "Guarantee Rates"). Hartford's investment strategy with respect to the proceeds attributable to the Contracts will generally be to invest in investment-grade debt instruments having durations tending to match the applicable Guarantee Periods.

Investment-grade debt instruments in which Hartford intends to invest the proceeds from the Contracts include:

Securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government.

Debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service.

Other debt instruments, including, but not limited to, issues of or guaranteed by banks or bank holding companies and corporations, which obligations, although not rated by Moody's Investors Services, Inc. or Standard & Poor's Corporation are deemed by Hartford's management to have an investment quality comparable to securities which may be purchased as stated above.

While the foregoing generally describes our investment strategy with respect to the proceeds attributable to the Contracts, we are not obligated to invest the proceeds attributable to the Contract according to any particular strategy, except as may be required by Connecticut and other state insurance laws.

AMENDMENT OF CONTRACTS

We may modify the Contract, but no modification will affect the amount or term of any Contract unless a modification is required to conform the Contract to applicable Federal or State law. No modification will affect the method by which Contract Values are determined. We will notify you in writing of any modifications.

ASSIGNMENT OF CONTRACTS

    Ownership of this Contract is generally assignable. However, if the Contract is issued to a tax qualified retirement plan, it is possible that the ownership of the Contract may not be transferred or assigned. An assignment of a Non- Qualified Contract may subject the Contract Values or Surrender Value to income taxes and certain penalty taxes.


    HOW CONTRACTS ARE SOLD -- Hartford Securities Distribution Company, Inc. ("HSD") serves as principal underwriter for the Contracts which are offered on a continuous basis. HSD is registered with the Securities and Exchange Commission under the 1934 Act as a broker-dealer and is a member of the NASD. The principal business address of HSD is the same as ours.



    Contracts will be sold by individuals who have been appointed by us as insurance agents and who are registered representatives of broker-dealers that have entered into selling agreements with HSD. We generally bear the expenses of providing services pursuant to Contracts, including the payment of expenses relating to the distribution of prospectuses for sales purposes as well as any advertising or sales literature (provided, however, we may offset some or all of these expenses by, among other things, administrative service fees received from Fund complexes).



    Commissions -- We pay compensation to broker-dealers, financial institutions and other affiliated broker-dealers ("Financial Intermediaries") for the sale of the Contracts according to selling agreements with Financial Intermediaries. Affiliated broker-dealers also employ wholesalers in the sales process. Wholesalers typically receive commissions based on the type of Contract or optional benefits sold. Commissions are based on a specified amount of Premium Payments or Contract Value. Your Registered Representative may be compensated on a fee for services and/or commission basis.



    We pay an up-front commission of up to 7% of your Contract Value at the time of sale to the Financial Intermediary that your Registered Representative is associated with. Your Registered Representative's Financial Intermediary may also receive on-going or trail commissions of generally not more than 1% of your Contract Value. Commissions range from 1% for Access Contracts to 7% for Core Contracts. Registered Representatives may have multiple options on how they wish to allocate their commissions and/or compensation. Compensation paid to your Registered Representative may also vary depending on the particular arrangements between your Registered Representative and their Financial Intermediary. We are not involved in determining your Registered Representative's compensation. You are encouraged to ask your Registered Representative about the basis upon which he or she will be personally compensated for the advice or recommendations provided in connection with this transaction.




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    Additional Payments -- In addition to commissions and any Rule 12b-1 fees, we or our affiliates pay significant additional compensation ("Additional Payments") to some Financial Intermediaries (who may or may not be affiliates), in connection with the promotion, sale and distribution of our variable annuities. Additional Payments are generally based on average net assets (or on aged assets) of the Contracts attributable to a particular Financial Intermediary; on sales of the Contracts attributable to a particular Financial Intermediary and/or on reimbursement of sales expenses. Additional Payments may take the form of, among other things: (1) sponsorship of due diligence meetings to educate Financial Intermediaries about our variable products; (2) payments for providing training and information relating to our variable products; (3) expense allowances and reimbursements; (3) override payments and bonuses; (4) personnel education or training; (5) marketing support fees (or allowances) for providing assistance in promoting the sale of our variable products; and/or (6) shareholder services, including sub-accounting and the preparation of account statements and other communications.



    We are among several insurance companies that pay Additional Payments to certain Financial Intermediaries to receive "preferred" or recommended status. These privileges include our ability to gain additional or special access to sales staff, provide and/or attend training and other conferences; placement of our products on customer lists ("shelf-space arrangements"); and otherwise improve sales by featuring our products over others. We also may pay Additional Payments to certain key Financial Intermediaries based on assets under management.



    Consistent with NASD Conduct Rules, we provide cash and non-cash compensation in the form of: (1) occasional meals and entertainment; (2) occasional tickets to sporting events; (3) nominal gifts (not to exceed $100 annually); (4) sponsorship of sales contests and/or promotions in which participants receive prizes such as travel awards, merchandise and recognition;
(5) sponsorship of training and educational events; and/or (6) due diligence meetings. In addition to NASD rules governing limitations on these payments, we also follow our guidelines and those of Financial Intermediaries which may be more restrictive than NASD rules.



    Additional Payments create a potential conflict of interest in the form of an additional financial incentive to the Registered Representative and/or Financial Intermediary to recommend the purchase of this Contract over another variable annuity or another investment option. For the fiscal year ended December 31, 2005, Additional Payments did not in the aggregate exceed approximately $48 million (excluding incidental corporate-sponsorship related perquisites).



    As of December 31, 2005, we have entered into arrangements to make Additional Payments to the following Financial Intermediaries: A.G. Edwards & Sons, Inc., ABN AMRO Bank, N.V., Advest, Inc., Aegis Capital Advisors, LLC, AIG Advisors Group, Inc., AIG SunAmerica, American International Group, Inc., AMSouth Investment Services, Inc., Asset Management Securities, Associated Investment Services, Inc., B. C. Ziegler & Co., Banc of America Investment Services, Inc., Banc One Securities Corp., Bancnorth Investment Group, Inc., Bancwest Investment Services, Inc., BB&T Investment Services, Inc., BNY Investment Center of The Bank of New York Company, Inc., BOSC, Inc., BlueVase Securities, LLC., Cadaret Grant & Co., Inc., Cambridge Investment Research, Inc., Capital Analyst Inc., Capital Securities of America, Inc., Centaurus Financial, Inc., Citigroup, Inc. (various divisions and affiliates), Colonial Brokerage House (LifeMark Partners), Coordinated Capital Securities, Inc., Commerce Brokerage Services, Inc., Comerica Securities, Commonwealth Financial Network, Compass Brokerage, Inc., Crowell, Weedon & Co., Crown Capital Securities, L.P., Cuso Financial Services, L.P., Dortch Securities & Investments, Inc., Duerr Financial Corporation, Edward D. Jones & Co., L.P., Empire Securities, Inc., ePLANNING, Inc., Ferris, Baker Watts, Incorporated, FFP Securities, Inc., Fifth Third Securities, Inc., FIMCO Securities Group (Mequon, WI), Financial Network Services (or Investment) Corp., Fintegra Financial Services, LLC., First Allied Securities, Inc., First Citizens Investor Services, First Heartland Capital, Inc., First Montauk Securities Corp., First National Bank of Omaha, First Tennessee Brokerage, Inc., First Wall Street Corporation, Frost Brokerage Services, Inc., FSC Securities Corporation, Girard Securities, Inc., Great American Advisors, Inc., H.D. Vest Investment Services (subsidiary of Wells Fargo & Company), Harbour Investments, Inc., H & R Block Financial Advisors, Inc., Harvest Capital LLC, Heim & Young Securities, Hibernia Investments, L.L.C., Hong Kong and Shanghai Banking Corporation Limited (HSBC), The Huntington Investment Company, IFMG Securities, Inc. at Rockland Trust, Independent Financial Group, LLC, Infinex Financial Group, ING Advisors Network, Intersecurities, INC., Invest Financial Corp., Investacorp, Inc., Investment Professionals, Inc., Investors Capital Corporation, Investment Centers of America, Inc., Investment Professionals, Inc., Investors Capital Corp., James T. Borello & Co, Janney Montgomery Scott LLC, Jefferson Pilot Securities Corporation, J.J.B. Hilliard, W.L. Lyons, Inc., KMS Financial Services, Inc., Legg Mason Wood Walker, Incorporated, Leigh Baldwin & Co., LLC, Lincoln Financial Advisors Corp. (marketing name for Lincoln National Corp.), Linsco/Private Ledger Corp., Local Securities Corporation, M&T Securities, Inc., McDonald Investments Inc., Merrill Lynch Pierce Fenner & Smith, Morgan Keegan & Company, Inc, Morgan Stanley & Co., Inc. (various divisions and affiliates), Mutual Service Corporation, Natcity Investments, Inc., National Planning Corp., Newbridge Securities Corp., NEXT Financial Group, Inc., NFP Securities, Inc., North Ridge Securities Corp., ONB Investment Services, Inc., Oppenheimer & Co., Inc., Park Avenue Securities LLC, Parker/Hunter Incorporated, Partners Investment Network, Inc., Pension Planners Securities, Inc., People's Securities, Inc., PFIC Securities Corp., Piper Jaffray & Co., Prime Capital Services, Inc., Primevest Financial Services, Inc., Proequities, Inc., Prospera Financial Services, Inc., QA3 Financial Corp, Raymond James Financial Services, RBC Dain Rauscher Inc., Retirement Plan Advisors, Inc., Robert W. Baird & Co., Inc., Rogan & Assoc., Inc., Royal Alliance Assoc., Inc., Ryan Beck & Co.,




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Scott & Stringfellow, Inc., Securian Financial Services, Inc., Securities
America, Inc., Securities Service Network, Inc., Sigma Financial Corporation, SII Investments, Inc., Southtrust Securities, Inc., Stifel Nicolaus & Company, Incorporated, Sun Trust Bank, SunTrust Investment Services, Inc. -- Alexander Key Division, SWBC Investment Services, LLC, Synovus Securities, Inc., TFS Securities, Inc., The Investment Center, Inc., Thurston, Springer, Miller, Herd & Titak, Inc.,Triad Advisors, Inc., UBOC Investment Services, Inc. (Union Bank of California, N.A.), UBS Financial Services, Inc., UMB Scout Brokerage Services, Inc., U.S. Bancorp Investments, Inc., Unionbanc Investment Services, LLC, Uvest Financial Services Group Inc., Valmark Securities, Inc., Wachovia Securities, LLC. (various divisions), Wall Street Financial Group, Inc., Walnut Street Securities, Inc., Webster Investment Services, Inc., Wells Fargo Brokerage Services, L.L.C., Wescom Financial Services, Wilbanks Securities, Inc., WM Financial Services, Inc., Woodbury Financial Services, Inc. (an affiliate of ours), WRP Investments, Inc., XCU Capital Corporation, Inc.



    Inclusion on this list does not imply that these sums necessarily constitute "special cash compensation" as defined by NASD Conduct Rule 2830(l)(4). We will endeavor to update this listing annually and interim arrangements may not be reflected. We assume no duty to notify any investor whether their Registered Representative is or should be included in any such listing. You are encouraged to review the prospectus for each Fund for any other compensation arrangements pertaining to the distribution of Fund shares.


FEDERAL TAX CONSIDERATIONS

What are some of the federal tax consequences which affect these Contracts?

A. INTRODUCTION


The following summary of tax rules does not provide or constitute any tax advice. It provides only a general discussion of certain of the expected federal income tax consequences with respect to amounts contributed to, invested in or received from a Contract, based on our understanding of the existing provisions of the Code, Treasury Regulations thereunder, and public interpretations thereof by the IRS (e.g., Revenue Rulings, Revenue Procedures or Notices) or by published court decisions. This summary discusses only certain federal income tax consequences to United States Persons, and does not discuss state, local or foreign tax consequences. The term United States Persons means citizens or residents of the United States, domestic corporations, domestic partnerships, trust or estates that are subject to United States federal income tax, regardless of the source of their income. See "Annuity Purchases by Nonresident Aliens and Foreign Corporations," regarding annuity purchases by non-U.S. citizens or residents.


This summary has been prepared by us after consultation with tax counsel, but no opinion of tax counsel has been obtained. We do not make any guarantee or representation regarding any tax status (e.g., federal, state, local or foreign) of any Contract or any transaction involving a Contract. In addition, there is always a possibility that the tax treatment of an annuity contract could change by legislation or other means (such as regulations, rulings or judicial decisions). Moreover, it is always possible that any such change in tax treatment could be made retroactive (that is, made effective prior to the date of the change). Accordingly, you should consult a qualified tax adviser for complete information and advice before purchasing a Contract.

In addition, this discussion does not address many of the tax consequences if you use the Contract in various arrangements, including Charitable Remainder Trusts, tax-qualified retirement arrangements, deferred compensation plans, split-dollar insurance arrangements, or other employee benefit arrangements. The tax consequences of any such arrangement may vary depending on the particular facts and circumstances of each individual arrangement and whether the arrangement satisfies certain tax qualification or classification requirements. In addition, the tax rules affecting such an arrangement may have changed recently, e.g., by legislation or regulations that affect compensatory or employee benefit arrangements. Therefore, if you are contemplating the use of a Contract in any arrangement the value of which to you depends in part on its tax consequences, you should consult a qualified tax adviser regarding the tax treatment of the proposed arrangement and of any Contract used in it.

THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL PURPOSES ONLY. SPECIAL TAX RULES MAY APPLY WITH RESPECT TO CERTAIN SITUATIONS THAT ARE NOT DISCUSSED HEREIN. EACH POTENTIAL PURCHASER OF A CONTRACT IS ADVISED TO CONSULT WITH A QUALIFIED TAX ADVISER AS TO THE CONSEQUENCES OF ANY AMOUNTS INVESTED IN A CONTRACT UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN TAX LAW.

B. TAXATION OF HARTFORD

Hartford is taxed as a life insurance company under Subchapter L of Chapter 1 of the Code. The assets underlying the Contracts will be owned by Hartford. The income earned on such assets will be Hartford's income.

C. TAXATION OF ANNUITIES -- GENERAL PROVISIONS AFFECTING CONTRACTS NOT HELD IN TAX-QUALIFIED RETIREMENT PLANS

Section 72 of the Code governs the taxation of annuities in general.

  1.  NON-NATURAL PERSONS AS OWNERS

Pursuant to Code Section 72(u), an annuity contract held by a taxpayer other than a natural person generally is not treated as an annuity contract under the Code. Instead, such a non-natural Contract Owner generally could be required to include in gross



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income currently for each taxable year the excess of (a) the sum of the
Contract Value as of the close of the taxable year and all previous distributions under the Contract over (b) the sum of net premiums paid for the taxable year and any prior taxable year and the amount includable in gross income for any prior taxable year with respect to the Contract under Section 72(u). However, Section 72(u) does not apply to:

- A contract the nominal owner of which is a non-natural person but the beneficial owner of which is a natural person (e.g., where the non-natural owner holds the contract as an agent for the natural person),

- A contract acquired by the estate of a decedent by reason of such decedent's death,

- Certain contracts acquired with respect to tax-qualified retirement arrangements,

- Certain contracts held in structured settlement arrangements that may qualify under Code Section 130, or

- A single premium immediate annuity contract under Code Section 72(u)(4), which provides for substantially equal periodic payments and an annuity starting date that is no later than 1 year from the date of the contract's purchase.

A non-natural Contract Owner that is a tax-exempt entity for federal tax purposes (e.g., a tax-qualified retirement trust or a Charitable Remainder Trust) generally would not be subject to federal income tax as a result of such current gross income under Code Section 72(u). However, such a tax-exempt entity, or any annuity contract that it holds, may need to satisfy certain tax requirements in order to maintain its qualification for such favorable tax treatment. See, e.g., IRS Tech. Adv. Memo. 9825001 for certain Charitable Remainder Trusts.


Pursuant to Code Section 72(s), if the Contract Owner is a non-natural person, the primary annuitant is treated as the "holder" in applying the required distribution rules described below. These rules require that certain distributions be made upon the death of a "holder." In addition, for a non-natural owner, a change in the primary annuitant is treated as the death of the "holder." However, the provisions of Code Section 72(s) do not apply to certain contracts held in tax-qualified retirement arrangements or structured settlement arrangements.


  2.  OTHER CONTRACT OWNERS (NATURAL PERSONS).

A Contract Owner is not taxed on increases in the value of the Contract until an amount is received or deemed received, e.g., in the form of a lump sum payment (full or partial value of a Contract) or as Annuity payments under the settlement option elected.

The provisions of Section 72 of the Code concerning distributions are summarized briefly below. Also summarized are special rules affecting distributions from Contracts obtained in a tax-free exchange for other annuity contracts or life insurance contracts which were purchased prior to August 14, 1982.

     A.  DISTRIBUTIONS PRIOR TO THE ANNUITY COMMENCEMENT DATE.

   i. Total premium payments less amounts received which were not includable in gross income equal the "investment in the contract" under Section 72 of the Code.

  ii. To the extent that the value of the Contract (ignoring any surrender charges except on a full surrender) exceeds the "investment in the contract," such excess constitutes the "income on the contract." It is unclear what value should be used in determining the "income on the contract." We believe that the current Contract value (determined without regard to surrender charges) is an appropriate measure. However, the IRS could take the position that the value should be the current Contract value (determined without regard to surrender charges) increased by some measure of the value of certain future benefits.

 iii. Any amount received or deemed received prior to the Annuity Commencement Date (e.g., upon a partial surrender) is deemed to come first from any such "income on the contract" and then from "investment in the contract," and for these purposes such "income on the contract" shall be computed by reference to any aggregation rule in subparagraph 2.c. below. As a result, any such amount received or deemed received (1) shall be includable in gross income to the extent that such amount does not exceed any such "income on the contract," and (2) shall not be includable in gross income to the extent that such amount does exceed any such "income on the contract." If at the time that any amount is received or deemed received there is no "income on the contract" (e.g., because the gross value of the Contract does not exceed the "investment in the contract" and no aggregation rule applies), then such amount received or deemed received will not be includable in gross income, and will simply reduce the "investment in the contract."

  iv. The receipt of any amount as a loan under the Contract or the assignment or pledge of any portion of the value of the Contract shall be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b.

   v. In general, the transfer of the Contract, without full and adequate consideration, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b. This transfer rule does not apply, however, to certain transfers of property between spouses or incident to divorce.

     B.  DISTRIBUTIONS AFTER ANNUITY COMMENCEMENT DATE.

Annuity payments made periodically after the Annuity Commencement Date are includable in gross income to the extent the payments exceed the amount determined by the application of the ratio of the "investment in the contract" to the total



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amount of the payments to be made after the Annuity Commencement Date (the
"exclusion ratio").

   i. When the total of amounts excluded from income by application of the exclusion ratio is equal to the investment in the contract as of the Annuity Commencement Date, any additional payments (including surrenders) will be entirely includable in gross income.

  ii. If the annuity payments cease by reason of the death of the Annuitant and, as of the date of death, the amount of annuity payments excluded from gross income by the exclusion ratio does not exceed the investment in the contract as of the Annuity Commencement Date, then the remaining portion of unrecovered investment shall be allowed as a deduction for the last taxable year of the Annuitant.

 iii. Generally, nonperiodic amounts received or deemed received after the Annuity Commencement Date are not entitled to any exclusion ratio and shall be fully includable in gross income. However, upon a full surrender after such date, only the excess of the amount received (after any surrender charge) over the remaining "investment in the contract" shall be includable in gross income (except to the extent that the aggregation rule referred to in the next subparagraph c. may apply).

     C.  AGGREGATION OF TWO OR MORE ANNUITY CONTRACTS.

Contracts issued after October 21, 1988 by the same insurer (or affiliated insurer) to the same owner within the same calendar year (other than certain contracts held in connection with tax-qualified retirement arrangements) will be aggregated and treated as one annuity contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. An annuity contract received in a tax-free exchange for another annuity contract or life insurance contract may be treated as a new contract for this purpose. We believe that for any Contracts subject to such aggregation, the values under the Contracts and the investment in the contracts will be added together to determine the taxation under subparagraph 2.a., above, of amounts received or deemed received prior to the Annuity Commencement Date. Withdrawals will be treated first as withdrawals of income until all of the income from all such Contracts is withdrawn. In addition, the Treasury Department has specific authority under the aggregation rules in Code Section 72(e)(11) to issue regulations to prevent the avoidance of the income-out-first rules for non-periodic distributions through the serial purchase of annuity contracts or otherwise. As of the date of this prospectus, there are no regulations interpreting these aggregation provisions.

     D.  10% PENALTY TAX -- APPLICABLE TO CERTAIN WITHDRAWALS AND ANNUITY
         PAYMENTS.

   i. If any amount is received or deemed received on the Contract (before or after the Annuity Commencement Date), the Code applies a penalty tax equal to ten percent of the portion of the amount includable in gross income, unless an exception applies.

  ii. The 10% penalty tax will not apply to the following distributions:

     1. Distributions made on or after the date the recipient has attained the age of 59 1/2.

     2. Distributions made on or after the death of the holder or where the holder is not an individual, the death of the primary annuitant.

     3.  Distributions attributable to a recipient's becoming disabled.

     4. A distribution that is part of a scheduled series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the recipient (or the joint lives or life expectancies of the recipient and the recipient's designated Beneficiary). In determining whether a payment stream designed to satisfy this exception qualifies, it is possible that the IRS could take the position that the entire interest in the Contract should include not only the current Contract value, but also some measure of the value of certain future benefits.

     5. Distributions made under certain annuities issued in connection with structured settlement agreements.

     6. Distributions of amounts which are allocable to the "investment in the contract" prior to August 14, 1982 (see next subparagraph e.).

If the taxpayer avoids this 10% penalty tax by qualifying for the substantially equal periodic payments exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the taxpayer has reached age 59 1/2 and (b) 5 years have elapsed since the first of these periodic payments.

     E. SPECIAL PROVISIONS AFFECTING CONTRACTS OBTAINED THROUGH A TAX-FREE EXCHANGE OF OTHER ANNUITY OR LIFE INSURANCE CONTRACTS PURCHASED PRIOR TO AUGUST 14, 1982.

If the Contract was obtained by a tax-free exchange of a life insurance or annuity Contract purchased prior to August 14, 1982, then any amount received or deemed received prior to the Annuity Commencement Date shall be deemed to come (1) first from the amount of the "investment in the contract" prior to August 14, 1982 ("pre-8/14/82 investment") carried over from the prior Contract, (2) then from the portion of the "income on the contract" (carried over to, as well as accumulating in, the successor Contract) that is attributable to such pre-8/14/82 investment, (3) then from the remaining "income on the contract" and (4) last from the remaining "investment in the contract." As a result, to the extent that such amount received or deemed received does not exceed



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such pre-8/14/82 investment, such amount is not includable in gross income. In addition, to the extent that such amount received or deemed received does not exceed the sum of (a) such pre-8/14/82 investment and (b) the "income on the contract" attributable thereto, such amount is not subject to the 10% penalty tax. In all other respects, amounts received or deemed received from such post-exchange Contracts are generally subject to the rules described in this subparagraph e.

     F.  REQUIRED DISTRIBUTIONS.

   i. Death of Contract Owner or Primary Annuitant

      Subject to the alternative election or spouse beneficiary provisions in ii or iii below:

     1. If any Contract Owner dies on or after the Annuity Commencement Date and before the entire interest in the Contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;

     2. If any Contract Owner dies before the Annuity Commencement Date, the entire interest in the Contract shall be distributed within 5 years after such death; and

     3.  If the Contract Owner is not an individual, then for purposes of 1. or
         2. above, the primary annuitant under the Contract shall be treated as the Contract Owner, and any change in the primary annuitant shall be treated as the death of the Contract Owner. The primary annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the Contract.

  ii. Alternative Election to Satisfy Distribution Requirements

      If any portion of the interest of a Contract Owner described in i. above is payable to or for the benefit of a designated beneficiary, such beneficiary may elect to have the portion distributed over a period that does not extend beyond the life or life expectancy of the beneficiary. Such distributions must begin within a year of the Contract Owner's death.

 iii. Spouse Beneficiary

      If any portion of the interest of a Contract Owner is payable to or for the benefit of his or her spouse, and the Annuitant or Contingent Annuitant is living, such spouse shall be treated as the Contract Owner of such portion for purposes of section i. above. This spousal contract continuation shall apply only once for this contract.

     G.  ADDITION OF RIDER OR MATERIAL CHANGE

The addition of a rider to the Contract, or a material change in the Contract's provisions, could cause it to be considered newly issued or entered into for tax purposes, and thus could cause the Contract to lose certain grandfathered tax status. Please contact your tax adviser for more information.

     H.  PARTIAL EXCHANGES

The IRS in Rev. Rul. 2003-76 has confirmed that the owner of an annuity contract can direct its insurer to transfer a portion of the contract's cash value directly to another annuity contract (issued by the same insurer or by a different insurer), and such a direct transfer can qualify for tax-free exchange treatment under Code Section 1035 (a "partial exchange"). However, Rev. Rul. 2003-76 also refers to caveats and additional guidance in the companion Notice 2003-51, which discusses cases in which a partial exchange is followed by a surrender, withdrawal or other distribution from either the old contract or the new contract. Notice 2003-51 specifically indicates that the IRS is considering (1) under what circumstances it should treat a partial exchange followed by such a distribution within 24 months as presumptively for "tax avoidance" purposes (e.g., to avoid the income-out-first rules on amounts received under Code Section 72) and (2) what circumstances it should treat as rebutting such a presumption (e.g., death, disability, reaching age 59 1/2, divorce or loss of employment). Accordingly, we advise you to consult with a qualified tax adviser as to potential tax consequences before attempting any partial exchange.

D. FEDERAL INCOME TAX WITHHOLDING

The portion of an amount received under a Contract that is taxable gross income to the recipient is also subject to federal income tax withholding, pursuant to Code Section 3405, which requires the following:


     1. Non-Periodic Distributions. The portion of a non-periodic distribution that is includable in gross income is subject to federal income tax withholding unless the recipient elects not to have such tax withheld ("election out"). We will provide such an "election out" form at the time such a distribution is requested. If the necessary "election out" forms are not submitted to us in a timely manner, we are required to withhold 10 percent of the includable amount of distribution and remit it to the IRS.



     2. Periodic Distributions (payable over a period greater than one year). The portion of a periodic distribution that is includable in gross income is subject to federal income tax withholding as if the recipient were married claiming 3 exemptions, unless the recipient elects otherwise. A recipient may elect out of such withholding, or elect to have income tax withheld at a different rate, by providing a completed election form. We will provide such an election form at the time such a distribution is requested. If the necessary "election out" forms are not submitted to us in a timely manner, we are required to withhold tax as if the recipient were married claiming 3 exemptions, and remit the tax to the IRS.


Regardless of any "election out" (or any amount of tax actually withheld) on an amount received from a Contract, the recipient is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. You also may be required to pay penalties under the estimated



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income tax rules, if your withholding and estimated tax payments are insufficient to satisfy your total tax liability.

E. GENERAL PROVISIONS AFFECTING QUALIFIED RETIREMENT PLANS

The Contract may be used for a number of qualified retirement plans. If the Contract is being purchased with respect to some form of qualified retirement plan, please refer to Appendix I for information relative to the types of plans for which it may be used and the general explanation of the tax features of such plans.

F. ANNUITY PURCHASES BY NONRESIDENT ALIENS AND FOREIGN CORPORATIONS


The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal income tax and withholding on taxable annuity distributions at a 30% rate, unless a lower treaty rate applies and any required tax forms are submitted to us. If withholding tax applies, we are required to withhold tax at a 30% rate, or a lower treaty rate if applicable, and remit it to the IRS. In addition, purchasers may be subject to state premium tax, other state and/or municipal taxes, and taxes that may be imposed by the purchaser's country of citizenship or residence.


G. ESTATE, GIFT AND GENERATION-SKIPPING TAX AND RELATED TAX CONSIDERATIONS

Any amount payable upon a Contract Owner's death, whether before or after the Annuity Commencement Date, is generally includable in the Contract Owner's estate for federal estate tax purposes. Similarly, prior to the Contract Owner's death, the payment of any amount from the Contract, or the transfer of any interest in the Contract, to a beneficiary or other person for less than adequate consideration may have federal gift tax consequences. In addition, any transfer to, or designation of, a non-spouse beneficiary who either is (1) 37 1/2 or more years younger than a Contract Owner or (2) a grandchild (or more remote further descendent) of a Contract Owner may have federal generation-skipping-transfer ("GST") tax consequences under Code Section 2601. Regulations under Code Section 2662 may require us to deduct any such GST tax from your Contract, or from any applicable payment, and pay it directly to the IRS. However, any federal estate, gift or GST tax payment with respect to a Contract could produce an offsetting income tax deduction for a beneficiary or transferee under Code Section 691(c) (partially offsetting such federal estate or GST tax) or a basis increase for a beneficiary or transferee under Code
Section 691(c) or Section 1015(d). In addition, as indicated above in "Distributions Prior to the Annuity Commencement Date," the transfer of a Contract for less than adequate consideration during the Contract Owner's lifetime generally is treated as producing an amount received by such Contract Owner that is subject to both income tax and the 10% penalty tax. To the extent that such an amount deemed received causes an amount to be includable currently in such Contract Owner's gross income, this same income amount could produce a corresponding increase in such Contract Owner's tax basis for such Contract that is carried over to the transferee's tax basis for such Contract under Code
Section 72(e)(4)(C)(iii) and Section 1015.

INFORMATION REGARDING TAX-QUALIFIED RETIREMENT PLANS

This summary does not attempt to provide more than general information about the federal income tax rules associated with use of a Contract by a tax-qualified retirement plan. State income tax rules applicable to tax-qualified retirement plans often differ from federal income tax rules, and this summary does not describe any of these differences. Because of the complexity of the tax rules, owners, participants and beneficiaries are encouraged to consult their own tax advisors as to specific tax consequences.

The Contracts may offer death benefits that may exceed the greater of the amounts paid for the Contract or the Contract's cash value. Owners who intend to use the Contract in connection with tax-qualified retirement plans should consider the income tax effects that such a death benefit may have on the plan.

The federal tax rules applicable to owners of Contracts under tax-qualified retirement plans vary according to the type of plan as well as the terms and conditions of the plan itself. Contract owners, plan participants and beneficiaries are cautioned that the rights and benefits of any person may be controlled by the terms and conditions of the tax-qualified retirement plan itself, regardless of the terms and conditions of a Contract. We are not bound by the terms and conditions of such plans to the extent such terms conflict with a Contract, unless we specifically consent to be bound.

Some tax-qualified retirement plans are subject to distribution and other requirements that are not incorporated into our administrative procedures. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions comply with applicable law. Tax penalties may apply to transactions with respect to tax-qualified retirement plans if applicable federal income tax rules and restrictions are not carefully observed.

WE DO NOT CURRENTLY OFFER THE CONTRACTS IN CONNECTION WITH ALL OF THE TYPES OF TAX-QUALIFIED RETIREMENT PLANS DISCUSSED BELOW AND MAY NOT OFFER THE CONTRACTS FOR ALL TYPES OF TAX-QUALIFIED RETIREMENT PLANS IN THE FUTURE.

1. TAX-QUALIFIED PENSION OR PROFIT-SHARING PLANS -- Eligible employers can establish certain tax-qualified pension and profit-sharing plans under section 401 of the Code. Rules under section 401(k) of the Code govern certain "cash or deferred arrangements" under such plans. Rules under section 408(k) govern "simplified employee pensions." Tax-qualified pension and profit-sharing plans are subject to limitations on the amount that may be contributed, the persons who may be eligible to participate, the time when distributions must commence, and the form in which distributions must be paid. Employers intending to use the Contracts in connection with tax-qualified



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HARTFORD LIFE INSURANCE COMPANY                                           21

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pension or profit-sharing plans should seek competent tax and other legal advice. If the death benefit under the Contract can exceed the greater of the amount paid for the Contract and the Contract's cash value, it is possible that the IRS would characterize such death benefit as an "incidental death benefit." There are limitations on the amount of incidental benefits that may be provided under pension and profit sharing plans. In addition, the provision of such benefits may result in currently taxable income to the participants.

2. TAX SHELTERED ANNUITIES UNDER SECTION 403(b) -- Public schools and certain types of charitable, educational and scientific organizations, as specified in section 501(c)(3) of the Code, can purchase tax-sheltered annuity contracts for their employees. Tax-deferred contributions can be made to tax-sheltered annuity contracts under section 403(b) of the Code, subject to certain limitations. In general, total contributions may not exceed the lesser of (1) 100% of the participant's compensation, and (2) $40,000 (adjusted for increases in cost-of-living). The maximum elective deferral amount is equal to $14,000 for 2005 and $15,000 for 2006 and thereafter, indexed. The limitation on elective deferrals may be increased to allow certain "catch-up" contributions for individuals who have attained age 50.

Tax-sheltered annuity programs under section 403(b) are subject to a PROHIBITION AGAINST DISTRIBUTIONS FROM THE CONTRACT ATTRIBUTABLE TO CONTRIBUTIONS MADE PURSUANT TO A SALARY REDUCTION AGREEMENT, unless such distribution is made:

- after the participating employee attains age 59 1/2;

- upon severance from employment;

- upon death or disability; or

- in the case of hardship (and in the case of hardship, any income attributable to such contributions may not be distributed).

Generally, the above restrictions do not apply to distributions attributable to cash values or other amounts held under a section 403(b) contract as of December 31, 1988.

If the death benefit under the Contract can exceed the greater of the amount paid for the Contract and the Contract's cash value, it is possible that the IRS would characterize such death benefit as an "incidental death benefit." If the death benefit were so characterized, this could result in currently taxable income to purchasers. In addition, there are limitations on the amount of incidental death benefits that may be provided under a section 403(b) arrangement.

3. DEFERRED COMPENSATION PLANS UNDER SECTION 457 -- Certain governmental employers or tax-exempt employers other than a governmental unit can establish a Deferred Compensation Plan under section 457 of the Code. For these purposes, a "governmental employer" is a State, a political subdivision of a State, or an agency or an instrumentality of a State or political subdivision of a State. Employees and independent contractors performing services for a governmental or tax-exempt employer can elect to have contributions made to a Deferred Compensation Plan of their employer in accordance with the employer's plan and section 457 of the Code.

Deferred Compensation Plans that meet the requirements of section 457(b) of the Code are called "eligible" Deferred Compensation Plans. Section 457(b) limits the amount of contributions that can be made to an eligible Deferred Compensation Plan on behalf of a participant. Generally, the limitation on contributions is the lesser of (1) 100% of a participant's includible compensation or (2) the applicable dollar amount, equal to $14,000 for 2005 and $15,000 for 2006 and thereafter, indexed. The plan may provide for additional "catch-up" contributions during the three taxable years ending before the year in which the participant attains normal retirement age. In addition, the contribution limitation may be increased to allow certain "catch-up" contributions for individuals who have attained age 50.

All of the assets and income of an eligible Deferred Compensation Plan for a governmental employer must be held in trust for the exclusive benefit of participants and their beneficiaries. For this purpose, certain custodial accounts and annuity contracts are treated as trusts. The requirement of a trust does not apply to amounts under an eligible Deferred Compensation Plan of a tax-exempt (non-governmental) employer. In addition, the requirement of a trust does not apply to amounts under a Deferred Compensation Plan of a governmental employer if the Deferred Compensation Plan is not an eligible plan within the meaning of section 457(b) of the Code. In the absence of such a trust, amounts under the plan will be subject to the claims of the employer's general creditors.

In general, distributions from an eligible Deferred Compensation Plan to a participant or beneficiary are prohibited under section 457 of the Code unless made after the participating employee:

- attains age 70 1/2,

- has a severance from employment as defined in the Code (including death of the participating employee), or

- suffers an unforeseeable financial emergency as defined in the Code.

4. INDIVIDUAL RETIREMENT ANNUITIES ("IRAS") UNDER SECTION 408

TRADITIONAL IRAS. -- Eligible individuals can establish individual retirement programs under section 408 of the Code through the purchase of an IRA. Section 408 imposes limits with respect to IRAs, including limits on the amount that may be contributed to an IRA, the amount of such contributions that may be deducted from taxable income, the persons who may be eligible to contribute to an IRA, and the time when distributions commence from an IRA. See Section 6 below for a discussion of rollovers involving IRAs.

SIMPLE IRAS -- Eligible employees may establish SIMPLE IRAs in connection with a SIMPLE IRA plan of an employer under section 408(p) of the Code. Special rollover rules apply to SIMPLE IRAs. Amounts can be rolled over from one SIMPLE



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22                                           HARTFORD LIFE INSURANCE COMPANY

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IRA to another SIMPLE IRA. However, amounts can be rolled over from a SIMPLE
IRA to a Traditional IRA only after two years have expired since the employee first commenced participation in the employer's SIMPLE IRA plan. Amounts cannot be rolled over to a SIMPLE IRA from a qualified plan or a Traditional IRA. Hartford is a non-designated financial institution for purposes of the SIMPLE IRA rules.

ROTH IRAS -- Eligible individuals may establish Roth IRAs under section 408A of the Code. Contributions to a Roth IRA are not deductible. Subject to special limitations, a Traditional IRA, SIMPLE IRA or Simplified Employee Pension under
Section 408(k) of the Code may be converted into a Roth IRA or a distribution from such an arrangement may be rolled over to a Roth IRA. However, a conversion or a rollover to a Roth IRA is not excludable from gross income. If certain conditions are met, qualified distributions from a Roth IRA are tax-free.

5. FEDERAL TAX PENALTIES AND WITHHOLDING -- Distributions from tax-qualified retirement plans are generally taxed as ordinary income under section 72 of the Code. Under these rules, a portion of each distribution may be excludable from income. The excludable amount is the portion of the distribution that bears the same ratio as the after-tax contributions bear to the expected return.

(A) PENALTY TAX ON EARLY DISTRIBUTIONS Section 72(t) of the Code imposes an additional penalty tax equal to 10% of the taxable portion of a distribution from certain tax-qualified retirement plans. However, the 10% penalty tax does not apply to a distribution that is:

- Made on or after the date on which the employee reaches age 59 1/2;

- Made to a beneficiary (or to the estate of the employee) on or after the death of the employee;

- Attributable to the employee's becoming disabled (as defined in the Code);

- Part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and his or her designated beneficiary. In determining whether a payment stream designed to satisfy this exception qualifies, it is possible that the IRS could take the position that the entire interest in the Contract should include not only the current Contract value, but also some measure of the value of certain future benefits;

- Except in the case of an IRA, made to an employee after separation from service after reaching age 55; or

- Not greater than the amount allowable as a deduction to the employee for eligible medical expenses during the taxable year.

IN ADDITION, THE 10% PENALTY TAX DOES NOT APPLY TO A DISTRIBUTION FROM AN IRA THAT IS:

- Made after separation from employment to an unemployed IRA owner for health insurance premiums, if certain conditions are met;

- Not in excess of the amount of certain qualifying higher education expenses, as defined by section 72(t)(7) of the Code; or

- A qualified first-time homebuyer distribution meeting the requirements specified at section 72(t)(8) of the Code.

If you are a participant in a SIMPLE IRA plan, you should be aware that the 10% penalty tax is increased to 25% with respect to non-exempt early distributions made from your SIMPLE IRA during the first two years following the date you first commenced participation in any SIMPLE IRA plan of your employer.

(B) MINIMUM DISTRIBUTION PENALTY TAX If the amount distributed is less than the minimum required distribution for the year, the Participant is subject to a 50% penalty tax on the amount that was not properly distributed.

An individual's interest in a tax-qualified retirement plan generally must be distributed, or begin to be distributed, not later than the Required Beginning Date. Generally, the Required Beginning Date is April 1 of the calendar year following the later of:

- the calendar year in which the individual attains age 70 1/2; or

- the calendar year in which the individual retires from service with the employer sponsoring the plan.

The Required Beginning Date for an individual who is a five (5) percent owner (as defined in the Code), or who is the owner of an IRA, is April 1 of the calendar year following the calendar year in which the individual attains age 70 1/2.

The entire interest of the Participant must be distributed beginning no later than the Required Beginning Date over:

- the life of the Participant or the lives of the Participant and the Participant's designated beneficiary (as defined in the Code), or

- over a period not extending beyond the life expectancy of the Participant or the joint life expectancy of the Participant and the Participant's designated beneficiary.

Each annual distribution must equal or exceed a "minimum distribution amount" which is determined generally by dividing the account balance by the applicable life expectancy. This account balance is generally based upon the entire value of all benefits provided under a Contract as of the close of business on the last day of the previous calendar year. The death benefit and any optional benefits purchased under the Contract may affect the amount of the minimum required distribution that must be taken. In addition, minimum distribution incidental benefit rules may require a larger annual distribution. Required minimum distributions also can be made in the form of annuity payments if the payment structure satisfies certain rules set forth in Income Tax Regulations.

If an individual dies before reaching his or her Required Beginning Date, the individual's entire interest must generally be distributed within five years of the individual's death. However, this rule will be deemed satisfied, if distributions begin before



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HARTFORD LIFE INSURANCE COMPANY                                           23

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the close of the calendar year following the individual's death to a designated beneficiary and distribution is over the life of such designated beneficiary
(or over a period not extending beyond the life expectancy of the beneficiary). If the beneficiary is the individual's surviving spouse, distributions may be delayed until the individual would have attained age 70 1/2.

If an individual dies after reaching his or her Required Beginning Date or after distributions have commenced, the individual's interest must generally be distributed at least as rapidly as under the method of distribution in effect at the time of the individual's death.

The minimum distribution requirements apply to Roth IRAs after the Contract owner dies, but not while the Contract owner is alive. In addition, if the owner of a Traditional or Roth IRA dies and the Contract owner's spouse is the sole designated beneficiary, the surviving spouse may elect to treat the Traditional or Roth IRA as his or her own.

In 2002 and in 2004, the Internal Revenue Service issued final and temporary regulations in the Federal Register relating to minimum required distributions. Please consult with your tax or legal adviser with any questions regarding the new regulations.

(C) WITHHOLDING We are generally required to withhold federal income tax from the taxable portion of each distribution made under a Contract. The federal income tax withholding requirements, including the rate at which withholding applies, depend on whether a distribution is or is not an eligible rollover distribution.

Federal income tax withholding from the taxable portion of distributions that are not eligible rollover distributions is required unless the payee is eligible to, and does in fact, elect not to have income tax withheld by filing an election with us. Where the payee does not elect out of withholding, the rate of income tax to be withheld depends on whether the distribution is nonperiodic or periodic. Regardless of whether an election is made not to have federal income taxes withheld, the recipient is still liable for payment of federal income tax on the taxable portion of the distribution.

For periodic payments, federal income tax will be withheld from the taxable portion of the distribution by treating the payment as wages under IRS wage withholding tables, using the marital status and number of withholding allowances elected by the payee on an IRS Form W-4P, or acceptable substitute, filed us. Where the payee has not filed a Form W-4P, or acceptable substitute, with us, the payee will be treated as married claiming three withholding allowances. Special rules apply where the payee has not provided us with a proper taxpayer identification number or where the payments are sent outside the United States or U.S. possessions.

For nonperiodic distributions, where a payee has not elected out of withholding, income tax will be withheld at a rate of 10 percent from the taxable portion of the distribution.

Federal income tax withholding is required at a rate of 20 percent from the taxable portion of any distribution that is an eligible rollover distribution to the extent it is not directly rolled over to an eligible recipient plan. Payees cannot elect out of income tax withholding with respect to such distributions.

Also, special withholding rules apply with respect to distributions from non-governmental section 457(b) plans, and to distributions made to individuals who are neither citizens or resident aliens of the United States.

6. ROLLOVER DISTRIBUTIONS -- Under present federal tax law, "eligible rollover distributions" from qualified retirement plans under section 401(a) of the Code, qualified annuities under section 403(a) of the Code, section 403(b) arrangements, and governmental 457(b) plans generally can be rolled over tax-free within 60 days to any of such plans or arrangements that accept such rollovers. Similarly, distributions from an IRA generally are permitted to be rolled over tax-free within 60 days to a qualified plan, qualified annuity, section 403(b) arrangement, or governmental 457(b) plan. After tax contributions may be rolled over from a qualified plan, qualified annuity or governmental 457 plan into another qualified plan or an IRA. In the case of such a rollover of after tax contributions, the rollover is permitted to be accomplished only through a direct rollover. In addition, a qualified plan is not permitted to accept rollovers of after tax contributions unless the plan provides separate accounting for such contributions (and earnings thereon). Similar rules apply for purposes of rolling over after tax contributions from a section 403(b) arrangement. After tax contributions (including nondeductible contributions to an IRA) are not permitted to be rolled over from an IRA into a qualified plan, qualified annuity, section 403(b) arrangement, or governmental 457(b) plan.

For this purpose, an eligible rollover distribution is generally a distribution to an employee of all or any portion of the balance to the credit of the employee in a qualified trust under section 401(a) of the Code, qualified annuity under section 403(a) of the Code, a 403(b) arrangement or a governmental 457(b) plan. However, an eligible rollover distribution does not include: any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made (1) for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and the employee's designated beneficiary, or (2) for a specified period of 10 years or more; any distribution to the extent it is a required minimum distribution amount (discussed above); or any distribution which is made upon hardship of the employee.

Separate accounting is required on amounts rolled from plans described under Code sections 401, 403(b) or 408(IRA), when those amounts are rolled into plans described under section 457(b) sponsored by governmental employers. These amounts, when distributed from the governmental 457(b) plan, will be subject to the 10% early withdrawal tax applicable to distributions from plans described under sections 401, 403(b) or 408(IRA), respectively.


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24                                           HARTFORD LIFE INSURANCE COMPANY

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THE COMPANY


Hartford Life Insurance Company is the issuer of the Contract. Hartford Life Insurance Company is a life insurance company organized under the laws of Connecticut. Our Home Office is located at 200 Hopmeadow Street, Simsbury, CT 06089.


Hartford Life Insurance Company and its subsidiaries ("Hartford Life Insurance Company" or the "Company"), is a direct subsidiary of Hartford Life and Accident Insurance Company ("HLA"), a wholly owned subsidiary of Hartford Life, Inc. ("Hartford Life"). Hartford Life is an indirect subsidiary of The Hartford Financial Services Group, Inc. ("The Hartford"). The Company, together with HLA, provides (i) retail and institutional investment products, including variable annuities, fixed market value adjusted ("MVA") annuities, private placement life insurance, which includes life insurance products purchased by a company on the lives of its employees, and retirement plan services for the savings and retirement needs of over 5.0 million customers, (ii) life insurance for wealth protection, accumulation and transfer needs for approximately 738,000 customers, (iii) group benefits products such as group life and group disability insurance for the benefit of millions of individuals and (iv) fixed annuity products through its international operations. The Company is one of the largest sellers of individual variable annuities, variable universal life insurance and group disability insurance in the United States. The Company's strong position in each of its core businesses provides an opportunity to increase the sale of the Company's products and services as individuals increasingly save and plan for retirement, protect themselves and their families against the financial uncertainties associated with disability or death and engage in estate planning.


Hartford Life Insurance Company is licensed to operate in the District of Columbia and all jurisdictions. We intend to offer the Contract in any jurisdictions in which we are licensed.


LEGAL OPINION


The validity of the interests in the Contracts described in this Prospectus will be passed upon for Hartford by Christopher M. Grinnell, Senior Counsel for Hartford Life Insurance Company.


EXPERTS


The consolidated financial statements and related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report dated February 22, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in its method of accounting and reporting for certain nontraditional long-duration contracts and for separate accounts in 2004) which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.



With respect to the unaudited interim financial information for the periods ended March 31, 2006 and 2005 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees (previously registered).......................................  $  145,620
Cost of printing and engraving..................................................  $    5,000
Legal fees......................................................................  $   10,000
Accounting fees.................................................................  $    6,000
Mailing fees....................................................................  $    2,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Sections 33-770 to 33-779, inclusive, of the Connecticut General Statutes provide the standards under which a corporation may indemnify an individual for liability, including legal expenses, incurred because such individual is a party to a proceeding because the individual was a director, officer, employee, or agent of the corporation. Specifically, Section 33-771(a)(2) permits a corporation to indemnify a director if the corporation, pursuant to Section 33-636(b)(5), obligated itself under its certificate of incorporation to indemnify a director for liability except for certain liability involving conduct described in Section 33-636(b)(5). Section 33-776 permits a corporation to indemnify an officer, employee, or agent of the corporation to the same extent as a director as may be provided by the corporation's bylaws, certificate of incorporation, or resolution of the board of directors.

    Section 33-771(e) provides that a corporation incorporated prior to January 1, 1995, must, except to the extent that the certificate of incorporation provides otherwise, indemnify a director to the extent that indemnification is permissible under Sections 33-770 to 33-779, inclusive. Section 33-776(d) sets forth a similar provision with respect to officers, employees and agents of a corporation.

   1. Based on the statutes referenced above, the Depositor must indemnify a director if the director:

       A.   conducted himself in good faith;

       B. reasonably believed (a) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation or (b) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and

       C. in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; or

   2. engaged in conduct for which broader indemnification had been made permissible or obligatory under a provision of the Depositor's certificate of incorporation.

    In addition, the Depositor must indemnify officers, employees and agents for liability if the individual:

       A.   conducted himself in good faith;

       B. reasonably believed (a) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation or (b) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and

       C. in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

    Section 33-777 permits a corporation to procure insurance on behalf of an individual who was a director or officer of the corporation.

    Consistent with the statute, the directors and officers of the Depositor and Hartford Securities Distribution Company, Inc. ("HSD") are covered under a directors and officers liability insurance policy.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
NUMBER                      DESCRIPTION                                   METHOD OF FILING
-----------  -------------------------------------------  --------------------------------------------------
    1        Underwriting Agreement                       Incorporated by reference to Registration
                                                          Statement File No. 333-24885, dated May 1, 1997.

    4        Group Annuity Contract                       Incorporated by reference to Pre-Effective
                                                          Amendment No. 1 to the Registration Statement
                                                          File No. 333-37290, dated August 4, 2000.

    5        Opinion re: legality                         Filed herewith.

   15        Letter of Awareness of Deloitte & Touche     Filed herewith.
             LLP

   23(a)     Legal Consent                                Filed herewith as Exhibit 5.

   23(b)     Consent of Deloitte & Touche LLP.            Filed herewith.

   99(a)     Copy of Power of Attorney                    Filed herewith.

   99(b)     Copy of Power of Attorney                    Filed herewith.

ITEM 17.  UNDERTAKINGS

   (a)  The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement:

           i. To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

           ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) That, each prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; PROVIDED, HOWEVER, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

       (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

           i. any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

           ii. any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

           iii. any portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

           iv. any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
        Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Depositor pursuant to the foregoing provisions, or otherwise, the Depositor has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Depositor of expenses incurred or paid by a director, officer or controlling person of the Depositor in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Depositor will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Simsbury, State of Connecticut on this 1st day of May, 2006.

HARTFORD LIFE INSURANCE COMPANY


By:        Thomas M. Marra                               *By:      /s/ Shane Daly
           --------------------------------------------            --------------------------------------------
           Thomas M. Marra,                                        Shane Daly
           President, Chief Executive Officer and                  Attorney-in-Fact
           Chairman of the Board*

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 1st day of May, 2006.

David A. Carlson, Senior Vice President, Director*
Michael L. Kalen, Executive Vice President,
     Director*
Glenn D. Lammey, Chief Financial Officer*
Thomas M. Marra, President, Chief Executive
     Officer and Chairman of the Board, Director*
Ernest M. McNeill, Jr., Vice President & Chief
     Accounting Officer*
John C. Walters, Executive Vice President,
     Director*                                          *By:       /s/ Shane Daly
                                                                   --------------------------------------------
Lizabeth H. Zlatkus, Executive Vice President,                     Shane Daly
     Director*                                                     Attorney-in-Fact
David M. Znamierowski, Executive Vice
     President & Chief Investment Officer,
     Director*                                          Date:      May 1, 2006

                                EXHIBIT INDEX

    5       Opinion and Consent of Christopher M. Grinnell, Senior Counsel and Assistant Vice President
            regarding legality of securities to be issued.

   15       Letter of Awareness of Deloitte & Touche LLP.

   23(a)    Legal Consent filed as part of Exhibit 5.

   23(b)    Consent of Deloitte & Touche LLP.

   99(a)    Copy of Power of Attorney.

   99(b)    Copy of Power of Attorney.